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                                                                    EXHIBIT 99.1

[WEATHERFORD LOGO]                                                [NEWS RELEASE]



               WEATHERFORD CLOSES ACQUISITION OF JOHNSON SCREENS


HOUSTON, Nov. 30, 2001 -- Weatherford International, Inc. (NYSE: WFT) today announced that it has completed its acquisition of Johnson Screens from Vivendi Environnement. As previously announced, Johnson Screens will be integrated within Weatherford Completion Systems division.

Houston-based Weatherford International, Inc. (HTTP://WWW.WEATHERFORD.COM) is one of the largest global providers of innovative mechanical solutions, technology and services for the drilling and production sectors of the oil and gas industry. Weatherford operates in over 100 countries and employs approximately 14,000 people worldwide.

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Contact:
Don Galletly (713) 693-4148

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning, among other things, Weatherford's prospects for its operations and the integration of recent acquisitions, all of which are subject to certain risks, uncertainties and assumptions. These risks and uncertainties, which are more fully described in Weatherford International, Inc.'s Annual, Quarterly and Current Reports filed with the Securities and Exchange Commission, include the impact of oil and natural gas prices and worldwide economic conditions on drilling activity and the demand for and pricing of Weatherford's products. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated.